                                                                     EXHIBIT 5.1


              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                          Boston, Massachusetts 02111
                                                                    617 542 6000
                                                                617 542 2241 fax



                                         July 20, 2000

SpeechWorks International, Inc.
695 Atlantic Avenue
Boston, MA  02111

Ladies and Gentlemen:

     We have acted as counsel to SpeechWorks International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, Registration No. 333-35164, as amended ("Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of $86,250,000 worth of shares (the "Shares") of its common stock, $.001 par value per share (the "Common Stock"). The Shares are to be sold to a group of underwriters (the "Underwriters") who are parties to an Underwriting Agreement with the Company, the form of which Agreement will be filed as an exhibit to the Registration Statement. All of the shares being registered pursuant to the Registration Statement are being registered for sale to the Underwriters by the Company.
This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Bylaws, each as amended to date; the minutes of all pertinent meetings of stockholders and directors of the Company relating to the Registration Statement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

     Our opinion is limited to applicable provisions of the Delaware Constitution and the General Corporation Law of the State of Delaware ("Delaware Law") and judicial decisions interpreting Delaware Law. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement and in any abbreviated registration statement pursuant to Rule 462(b) under the Securities Act.


                                  Very truly yours,

                                  /s/ Mintz, Levin, Cohn, Ferris,
                                      Glovsky and Popeo, P.C.
                                  -------------------------------
                                  Mintz, Levin, Cohn, Ferris,
                                  Glovsky and Popeo, P.C.